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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

      AGREEMENT dated as of November 8, 1999 between Screaming Media.Net, Inc., a Delaware corporation (the "Company"), and Kevin Clark (the "Executive").

      WHEREAS the parties desire to enter into an employment agreement, on the terms and conditions hereinafter set forth, providing for the employment of the Executive by the Company for the term herein specified,

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

      SECTION 1. EMPLOYMENT AND TERM.

      The Company hereby employs the Executive, and the Executive hereby agrees to serve, as an executive employee of the Company with the duties set forth in
Section 2, for a term (hereinafter called the "Term of Employment") beginning November 8, 1999, and ending on November 8, 2002, unless sooner terminated as provided herein.


      SECTION 2. DUTIES.

      (a) The Executive agrees that during the Term of Employment, he will hold the office of Chief Executive Officer of the Company reporting to the Company's Board of Directors. The Executive agrees that he will perform faithfully and to the best of his ability such duties and assignments relating to the business of the Company, as the Board of Directors of the Company shall direct and consistent with the office of Chief Executive Officer, except that the Executive shall not be required to perform any duty or assignment inconsistent with his experience and qualifications or not customarily performed by a senior corporate officer. The Company represents to the Executive that the Board of Directors has authorized the making of this agreement and has approved the appointment of Executive as Chief Executive Officer of the Company.


      (b) If the Board of Directors of the Company so requests, the Executive shall, in addition to his duties as Chief Executive Officer, serve as an officer of one or more subsidiaries of the Company (if, but only if, the duties of such position are not inconsistent with the Executive's experience and qualifications and are duties customarily performed by a senior corporate officer). Part or all of the compensation to which the Executive is entitled hereunder may be paid by such subsidiary or subsidiaries. However, such
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employment or payment of the Executive by a subsidiary or subsidiaries shall be guaranteed by the Company and shall not relieve the Company from any of its obligations under this agreement.

     (c) During the Term of Employment, the Executive shall, except during customary vacation periods and periods of illness, devote all of his business time and attention to the performance of his duties hereunder and to the business and affairs of the Company and to promoting the best interests of the Company and he shall not, either during or outside of normal business hours, engage in any activity inimical to such best interests. Notwithstanding the foregoing, Executive may serve as a Director on Boards of organizations which do not compete with the Company and may engage in charitable or civic pursuits provided that such service or pursuits do not interfere with Executive's obligations under the Agreement.

     SECTION 3. COMPENSATION DURING TERM OF EMPLOYMENT.

     (a) BASE SALARY. During the Term of Employment, the Company shall pay to the Executive compensation (in addition to the compensation provided for elsewhere in this agreement) in equal monthly installments at the rate of $300,000 per Contract Year (such amount being herein called "Base Salary"). Executive's base salary shall be review at least annually during the term of the Agreement with regard to potential increases as authorized by the Board of Directors. The Base Salary shall be paid in such periodic installments as the Company may determine, but not less often than monthly. In addition, Executive shall be eligible to participate in bonus plans applicable to senior executives of the Company to the extent such bonus plans are formed during the term of this Agreement.
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          (b) STOCK OPTIONS.   Effective as of the first day of the Term of
Employment, the Company shall grant to the Executive a seven-year non-qualified stock option (the "Option") to purchase 450,000 shares of Common Stock of the Company, par value $.01 per share, at an exercise price of $6.50 per share. The form of the Option shall be in the form attached as Exhibit A. In the event it is determined that any payment or distribution made, or benefit provided (included, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of vesting of any stock option, restricted stock or other award), by the Company to or for your benefit (whether paid or payable or distributed or distributable pursuant to the terms of this letter or otherwise, but determined without regard to any additional payments required under this provision (a "payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any similar excise tax) or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax, income tax or payroll tax) imposed upon the Gross-Up Payment, and any interest or penalties imposed with respect to such taxes caused by the Company's negligence, Executive will retain from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.


          (c) FRINGE BENEFITS AND PERQUISITES. During the Term of Employment, the Executive shall enjoy the customary perquisites of office, including but not limited to office space and furnishings, secretarial services, expense reimbursements and any similar emoluments customarily afforded to senior executive officers of the Company as authorized or approved by the Board of Directors. The Company shall provide Executive with a full-time Executive Assistant and will reimburse him for car service to his residence in the event that he works beyond 6 p.m. The Executive shall also be entitled to receive or participate in the highest level of all "fringe benefits" and employee benefit plans, if any, now or hereafter provided or made available by the Company to its executives or management personnel generally, such as, but not limited to, group hospitalization, medical, life and disability insurance, and pension, retirement, profit-sharing and medical reimbursement plans, all as the Board of Directors shall determine. In addition, the Company will reimburse Executive for annual membership in the YPO.

          (d) VACATIONS. The Executive shall be entitled each year to a paid vacation of four weeks. The Company shall not pay the Executive any additional compensation for any vacation time not used by the Executive.

          (e) REIMBURSEMENT. The Company shall reimburse the Executive for up to $10,000 for actual, out-of-pocket expenses incurred by the
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Executive in connection with the closing of the Executive's office in Rowayton,
Connecticut.

                     SECTION 4. TERMINATION OF EMPLOYMENT.

(a) DEATH OR TOTAL DISABILITY. The employment of the Executive will terminate upon his death or if, by reason of partial or total disability, Executive is incapable of performing his principal duties hereunder for a period of 90 consecutive working days or for more than 120 working days in any 12 month period ("Disability"). If, during the Term of Employment, the employment of the Executive is terminated due to death or Disability, the Executive or his estate shall receive, within 30 days of such termination, Base Salary provided for in
Section 3 as then in effect, accrued through the date of termination of Executive's employment ("Date of Termination"). Upon the Date of Termination all unvested Stock Options and all other benefits under this Agreement shall lapse, expire and be forfeited (other than the proceeds of any insurance or disability policy or medical coverage provided by the Company which are or become payable by reason of the Executive's death or Disability, as the case may be).


(b) FOR CAUSE OR FOR LACK OF GOOD REASON. The employment of the Executive may be terminated by the Company at any time for Cause, as defined below. If, during the Term of Employment, the employment of the Executive is terminated by the Company for Cause or by the Executive without Good Reason, as defined below, the Executive shall receive, within 30 days of such termination, Base Salary provided for in Section 3 as then in effect, accrued through the Date of Termination. Upon the Date of Termination (i) all unvested Stock Options and all other benefits under this Agreement shall lapse, expire and be forfeited.

(c) WITHOUT CAUSE OR WITH GOOD REASON. (i) The employment of the Executive may also be terminated by the Company at any time without Cause or by the Executive at any time with Good Reason. If, during the Term of Employment, the employment of the Executive is terminated by the Company without Cause, or by the Executive with Good Reason, the Executive shall continue to receive Base Salary provided for in Section 3 as then in effect and medical and other insurance coverage in effect on the Date of Termination for the six months following termination. Upon the Termination of Executive under this Section, all options scheduled to vest within one year of the Date of Termination shall accelerate and immediately vest and all vested options shall become exercisable as provided in Executive's Option Agreement. Subject to the severance arrangements described herein, all other benefits under this Agreement shall lapse, expire and be forfeited.
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(d)      DEFINITION OF "CAUSE" AND "GOOD REASON". "Cause" means (i) willful failure of the Executive to perform his duties with the Company which have been duly assigned to the Executive and which duties are commensurate with the position for which Executive is then employed, (ii) the engaging by the Executive in willful conduct which is materially injurious to the Company,
(iii) the conviction of the Executive of any crime or offense constituting a felony; or (iv) a failure by the Executive to comply with any material provision of this Agreement, which failure is not cured (if capable of cure) within 30 days after receipt of written notice of such non-compliance by the Executive. Termination of the Executive for "cause" shall mean termination by action of at least a majority of the Company's Board of Directors, at a meeting duly called and held upon at least 30 days written notice to the Executive specifying the particulars of the action or inaction alleged to constitute "cause" and at which meeting the Executive and his counsel were entitled to be present and given adequate opportunity to be heard. Action or inaction by the Executive shall not be considered "willful" unless done or omitted by him intentionally or not in good faith and without reasonable belief that his action or inaction was in the best interest of the Company, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

         "Good Reason" means (i) a material adverse alteration in the nature or status of the Executive's position, duties or responsibilities from those in effect as of the inception of the Term of Employment; (ii) a reduction in or failure to pay or provide any of the compensation set forth in this Agreement which is not cured within 30 days after receipt by the Company of written notice thereof; or (iii) a change in the principal place of the Executive's employment to a location more than 75 miles from the place of the Executive's principal residence as of the date of this Agreement, excluding required travel on the Company's business.
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     SECTION 5.  COVENANT NOT TO COMPETE.

          In the case of termination of the Executive's employment pursuant to
Section 4(b) above, for a period of six months after the Date of Termination, the Executive shall not, in The City of New York, render services to any corporation, individual or other entity engaged in any activity, or himself engage directly or indirectly in any activity, which is competitive to any material extent with the then business of the Company or any of its subsidiaries. In the case of any termination of Executive's employment under this Agreement, for a period of six months after the end of the Term of Employment, the Executive shall not solicit for the purpose of diverting business from the Company, for himself or a business competitive with that of the Company or any of its then subsidiaries, business from any person, firm or corporation which shall, at the time that the Term of Employment ends, be an existing customer of the Company or any such subsidiary or solicit, raid or entice or induce any employee of the Company or any of its subsidiaries to become employed by any other business enterprise. It is understood that general and trade advertising is not to be deemed a form of "solicitation" for purposes of this agreement. As used herein, "existing customer" means any person, firm or corporation which is on the list or lists maintained by the Company or any subsidiary of its customers, as well as any person, firm or corporation which has made a purchase from the Company or a subsidiary within the preceding year.

     SECTION 6.  COMPANY'S RIGHT TO INJUNCTIVE RELIEF.

          The Executive acknowledges that his services to the Company consisting of senior managerial executive, with an intimate knowledge of and day to day dealing with the Company's customers, distributors, suppliers and the key employees of the Company and its subsidiaries, as well as an intimate knowledge of the plans and strategies of the Company and its subsidiaries for present and future businesses and extensions thereof are of a unique character, which gives them a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company and each relevant subsidiary shall be entitled to injunctive relief for a breach of this agreement by the Executive.


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          SECTION 7. TRADE SECRETS AND CONFIDENTIAL INFORMATION.

          The Executive shall not, either directly or indirectly, except as required in the course of his employment by the Company disclose or use at any time, whether during or subsequent to the Term of Employment, any information of a proprietary nature owned by the Company or any of its subsidiaries including, but not limited to, (i) lists of customers, clients and contacts or any of them, (ii) contracts with customers, programmers, developers, suppliers, distributors and other dealers, marketing plans, financial condition and results of operation, and (iii) records, data, formulae, documents, specifications, inventions, processes, methods and intangible rights which are acquired by him in the performance of his duties for the Company or any subsidiary thereof and which are of a confidential information or trade secret nature. All inventions, processes, methods and intangible rights, lists of customers, clients and contacts or any of them, contracts with customers, suppliers and distributors, records, files, drawings, documents, equipment and the like, relating to the business of the Company or a subsidiary, which the Executive shall invent, develop, conceive, produce, prepare, use, construct or observe, shall be and remain the sole property of the Company or the relevant subsidiary. Upon the termination of his employment (or earlier upon the request of the Company), the Executive shall return to the possession of the Company all materials (and all copies thereof) involving any and all confidential information or trade secrets of, and shall not take any material or copies thereof from the possession of, the Company or any subsidiary.

          SECTION 8. MERGERS AND CONSOLIDATIONS; ASSIGNABILITY.

          In the event that the Company, or any entity resulting from any merger or consolidation referred to in this Section 8 or which shall be a purchaser or transferee so referred to, shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of the Company or any such entity shall be sold or otherwise transferred to another entity, the provisions of this agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. The Company will not enter into any such transaction unless, as a condition thereof, all of the obligations of the Company under this agreement are duly and validly assumed by the continuing or resulting entity or the entity to which such assets shall be sold or transferred. Except as provided in this Section 8, this agreement shall not be assignable by the Company or by any entity referred to in this Section 8. This agreement shall not be assignable by the Executive, but in the event of his death it shall be binding upon and inure to the benefit of his legal representatives to the extent required to effectuate the terms hereof.

924088-1
CATEMPW636152 V1 - CLARK - EMPLOYMENT AGREEMENT.DOC
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     SECTION 9. MISCELLANEOUS.

     (a) The captions in this agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this agreement, and if any caption is inconsistent with any provisions of this agreement, such provisions shall govern.

     (b) This agreement is made in, and shall be governed by and construed in accordance with the internal laws of, the State of New York.

     (c) This agreement contains a complete statement of all of the arrangements between the parties with respect to the subject matter hereof; and there are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this agreement which are not fully expressed in this agreement. This agreement may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

     (d) All notices given hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, and, if intended for the Company, shall be addressed to it at its principal office at 601 West 26th Street, New York, New York 10021 for the attention of William P. Kelly, Esq., General Counsel of the Company with a copy to Alan S. Ellman, President of the Company, or at such other address and for the attention of such other person of which the Company shall have given notice to the Executive in the manner herein provided, and, if intended for the Executive, shall be addressed to him at his then current residence address as shown by the employment records of the Company, or at such other address or to such designee of which the Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date received at the address of the addressee.

     (e) The Company and the Executive will treat this agreement as confidential, and neither of them will disclose the contents of this agreement to any person, except as may be required by law and except as the Company may need to do so in its dealings with banks or other lenders or otherwise in the normal course of business.

     (f) The Executive irrevocably (i) consents to the jurisdiction and venue of the Southern District Federal court located in New York State (or, if jurisdiction is not available in such forum, to the jurisdiction of the courts of the State of New York located in New York City) in connection with any
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action, suit or other proceeding arising out of or relating to this agreement or any act taken or omitted hereunder, (ii) waives and agrees not to assert in any such action, suit or other proceeding that he is not personally subject to the jurisdiction of such courts, that the action, suit or other proceeding is brought in an inconvenient forum or that the venue of the action, suit or other proceeding is improper, (iii) waives personal service of any summons, complaint or other process and (iv) agrees that the service thereof may be made by certified or registered mail directed to the Executive at his address for purposes of notices hereunder. Should the Executive fail to appear or answer within the time prescribed by law, he shall be deemed in default and judgment may be entered by the Company against him for the amount or other relief as demanded in any summons, complaint or other process so served. Nothing contained herein shall affect the rights of the Company to bring such an action, suit or other proceeding in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                   SCREAMING MEDIA.NET, INC.


                                   By: /s/ Jay Chiat
                                       Name: Jay Chiat
                                       Title: Chairman

                                   Kevin Clark
                                   /s/ Kevin Clark